Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2005, in the Registration Statement (Form S-1) and related Prospectus of Genomic Health, Inc. dated July 15, 2005.

/s/ Ernst & Young LLP

Palo Alto, California

July 11, 2005